EXHIBIT 10.3

CONSENT AGREEMENT

This CONSENT AGREEMENT (this “Agreement”) is made and entered into as of April 28, 2011, by and among ANTs software inc., a Delaware corporation (the “Company”), JGB Capital LP (“JGBLP”), JGB Capital Offshore Ltd. (“JGBLTD”), SAMC LLC (“SAMC”), JGB Management Inc. and Manchester Securities Corp (“Manchester”).

W I T N E S S E T H:

WHEREAS, on March 3, 2011, the Company and each of JGBLP, JGBLTD, SAMC and Manchester (collectively, the “Investors”) entered into (i) that certain Note Purchase Agreement, by and among the Company, the Investors and Wells Fargo Bank, National Association, as agent (the “Note Purchase Agreement”) and (ii) that certain Warrant Purchase Agreement, by and among the Company and the Investors (the “Warrant Purchase Agreement”);

WHEREAS, on or about the date hereof the Company and Manchester have entered into that certain Exchange Agreement attached hereto as Exhibit A, whereby, among other things, the Company has agreed to exchange the outstanding Convertible Note due January 31, 2013 owned by Manchester, for a new Convertible Note, due January 31, 2013, in the principal amount of $794,857.98 (the “Exchange Note”); and

WHEREAS, the issuance of the Exchange Note requires the consent of the Investors pursuant to Section 4.4 of the Note Purchase Agreement and Section 4.3 of the Warrant Purchase Agreement.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the covenants and agreements herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   Consent and Waiver.  The Investors hereby grant the Company a one-time waiver of the application of Section 4.4 of the Note Purchase Agreement and Section 4.3 of the Warrant Purchase Agreement in connection with the issuance of the Exchange Note and consent to the issuance thereof including, without limitation, a one-time waiver of any provision thereof under which issuance of such Exchange Note would constitute a default thereunder, a breach thereof, any anti-dilution adjustment thereunder, or any other similar adverse result for the Company.

2.   Reservation of Rights.  Subject to Section 1 hereof, the Note Purchase Agreement, the Warrant Purchase Agreement and each of the securities, instruments and agreements executed and delivered by the Company in connection therewith (collectively, the “Transaction Documents”) shall remain in full force and effect. Except as expressly set forth herein, this Agreement shall not be deemed to be a waiver, amendment or modification of any provisions of the Transaction Documents or of any right, power or remedy of the Investors, or constitute a waiver of any provision of the Transaction Documents (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith, in each case whether arising before or after the date hereof or as a result of performance (or failure to perform) hereunder or thereunder.  The Investors reserve all rights, remedies, powers or privileges available under the Transaction Documents and/or any other document, instrument and/or agreement executed or delivered in connection therewith, at law, in equity or otherwise.

3.   Release of Escrow Funds.  As a condition to the consent granted in Section 1 above:

a.	The Company and Manchester shall execute and deliver to the Escrow Agent (as defined in the Note Purchase Agreement) the Escrow Release Agreement attached hereto as Exhibit A.

b.	The Company and JGB Management Inc. shall execute and deliver to the Escrow Agent (as defined in the Note Purchase Agreement) the Escrow Release Agreement attached hereto as Exhibit B.

4.           Entire Agreement; Amendment.  This Agreement, together with the Escrow Release Agreements contemplated hereby, contains the entire understanding and agreement of the parties with respect to the subject matter hereof.

5.           Governing Law.  This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York, without regard to choice of laws principles.  The parties agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue.  The parties irrevocably consent to personal jurisdiction in the state and federal courts in New York County of the state of New York.  The Company and each Purchaser consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section 5 shall affect or limit any right to serve process in any other manner permitted by law. The parties hereby waive all rights to a trial by jury.

6.           Disclosure.  The Company must execute and deliver this Agreement to the Investors prior to 5:00PM New York City time on Friday, April 29, 2011 (the “Cut Off Time”), and announce the transactions contemplated hereby prior to 8:30AM New York City time on Friday, April 29, 2011 (the “Announcement Time”), by issuing a Current Report on Form 8-K and press release disclosing the material terms of the transactions contemplated hereby and attaching this Agreement and all other related agreements thereto. Each Investor shall have the right to review such Form 8-K prior to the filing thereof.  The Company shall not at any time furnish any material non-public information to any Investor without Investor’s prior written consent other than the material non-public information contained herein.  No Investor shall be deemed to have any obligation of confidentiality with respect to (i) any non-public information of the Company disclosed to such Investor in breach of the preceding sentence, (ii) the fact that such Investor has exercised any of its rights and/or remedies hereunder or under any Transaction Document or (iii) any information obtained by such Investor as a result of exercising any of its rights and/or remedies hereunder or under any Transaction Document.  To the extent that the Company has not executed and delivered this Agreement to the Investors by the Cut Off Time, then the Investors’ offer to enter into the transactions contemplated hereby shall be automatically withdrawn.

7.           Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which counterparts together shall constitute but one agreement.

{Signature Page Follows}

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first written above.

ANTS SOFTWARE INC.

By:	/s/ Joseph Kozak
Name:	Joseph Kozak
Its:	CEO

MANCHESTER SECURITIES CORP.

By:	/s/ Elliot Greenberg
Name:	Elliot Greenberg
Its:	Partner

JGB CAPITAL LP

By:	/s/ Brett Cohen
Name:	Brett Cohen
Its:	Partner

JGB CAPITAL OFFSHORE LTD.

By:	/s/ Brett Cohen
Name:	Brett Cohen
Its:	Partner

SAMC LLC

By:	/s/ Brett Cohen
Name:	Brett Cohen
Its:	Partner

JGB MANAGEMENT INC.

By:	/s/ Brett Cohen
Name:	Brett Cohen
Its:	Partner

4